                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

                          THE L.S. STARRETT COMPANY

             (Exact name of registrant as specified in its charter)

          Massachusetts                 1-367              04-1866480

  (State or Other Jurisdiction       (Commission         (IRS Employer

        of Incorporation)            File Number)      Identification No.)

                  121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331

                (Address of principal executive offices)  (Zip Code)

Registrant's telephone number:   978-249-3551

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the

Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Bank of America Credit Agreement

Effective April 28, 2006 the Company entered into a credit facility with Bank of America comprised of a $10 million revolving credit facility (the “Revolver”), a $3 million sub-limit under the Revolver for the issuance of letters of credit, and a $12 million reducing revolving (the “Reducing Revolver”) credit facility.  The Revolver requires a commitment fee of .25%.  Interest rates on all the above credit facilities vary from LIBOR plus 1.25% to LIBOR plus 2.0% depending on funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio, as defined in the credit facility. On April 28, 2006 the Company borrowed $12 million under the Reducing Revolver to finance the Tru-Stone Technologies, Inc. acquisition described below.  The Reducing Revolver shall reduce by one fifth of the original amount at the end of each year until fully repaid.

Item 1.01 Entry into a Material Definitive Agreement

Tru-Stone Technologies Asset Purchase Agreement

On April 28, 2006, Starrett Acquisition Corporation, a wholly owned subsidiary of the Company, entered into an asset purchase agreement with Tru-Stone Technologies, Inc. (“Tru-Stone”), pursuant to which the Company purchased all of the assets of Tru-Stone for $19.8 million in cash.  The asset purchase was financed through existing cash and investments and the Reducing Revolver described above. In connection with the asset purchase agreement, $1.9 million of the purchase price was placed into escrow to support the indemnification obligations of Tru-Stone and its shareholders. Tru-Stone is a leading provider of high precision, custom engineered machine base and accessory solutions.  The Company is in the process of completing the purchase price allocation based on the fair value of the tangible and intangible assets and liabilities acquired.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1*

Asset Purchase Agreement dated as of April 28, 2006 (the “Asset Purchase Agreement”) by and among Starrett Acquisition Corporation, a Delaware corporation (together with its successors-in-interest, the “Buyer”), Tru-Stone Technologies, Inc., a Minnesota corporation (the “Company”), St. Cloud Industries, Inc., a Minnesota corporation (“St. Cloud”) and each individual shareholder of St. Cloud that signed the Asset Purchase Agreement (the “Shareholders”, and together with the Company and St. Cloud, the “Sellers”).

Exhibit 10.1*

Amended and Restated Credit Agreement dated as of April 28, 2006 (the “Credit Agreement”) by and among The L.S. Starrett Company, a Massachusetts corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Bank Of America, N.A. (“Bank of America”), as Agent, a national banking association (the  “Agent”).  The Credit Agreement amends and restates in its entirety the Credit Agreement dated as of June 13, 2000 among the Borrower, Bank of America, N.A., formerly known as Fleet National Bank, as Agent, and the other Lenders from time to time party thereto, as amended from time to time (the “Existing Credit Agreement”).

*Certain disclosure schedules and exhibits to these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE L.S. STARRETT COMPANY

Date:  May 3, 2006                By: s/ Randall J. Hylek

                                     Name: Randall J. Hylek

                                    Title: Treasurer and

                                           Chief Financial Officer